Consent Of Independent Auditors


We consent to the incorporation by reference in the Registration Statements outlined below pertaining to the BOK Financial Thrift Plan for Salaried Employees of our report dated June 26, 2002, with respect to the financial statements and schedule of the BOK Financial Thrift Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2001:

     Registration  Statement (Form S-8, No. 33-44121)  pertaining to the Reoffer
          Prospectus of the Bank of Oklahoma Master Thrift Plan and Trust Agreement.

     Registration  Statement (Form S-8, No. 33-55312)  pertaining to the Reoffer
          Prospectus of the BOK Financial Corporation 1992 Special Stock Option Plan.

     Registration  Statement (Form S-8, No. 33-70102)  pertaining to the Reoffer
          Prospectus of the BOK Financial Corporation 1993 Special Stock Option Plan.

     Registration  Statement (Form S-8, No. 33-79834)  pertaining to the Reoffer
          Prospectus of the BOK Financial Corporation 1994 Special Stock Option Plan.

     Registration  Statement (Form S-8, No. 33-79836)  pertaining to the Reoffer
          Prospectus  of  the  BOK  Financial   Corporation   Directors'   Stock
          Compensation Plan.

     Registration Statement (Form S-8, No. 333-32649)  pertaining to the Reoffer
          Prospectus of the BOK Financial Corporation 1997 Special Stock Option Plan.

     Registration Statement (Form S-8, No. 333-93957)  pertaining to the Reoffer
          Prospectus of the BOK Financial Corporation 2000 Special Stock Option Plan.

     Registration Statement (Form S-8, No. 333-62578)  pertaining to the Reoffer
          Prospectus of the BOK Financial Corporation 2001 Special Stock Option Plan.


/s/ Ernst & Young LLP
Tulsa, Oklahoma
June 26, 2002